Exhibit 32.1

The following certification is furnished pursuant to the requirements of the Securities and Exchange Commission and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.  Such certification shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that such certification is specifically incorporated by reference by the registrant.

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Metro One Telecommunications, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Timothy A. Timmins, Chief Executive Officer and Duane C. Fromhart, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 9, 2004	/s/ Timothy A. Timmins
Timothy A. Timmins
President, Chief Executive
Officer

/s/ Duane C. Fromhart
Duane C. Fromhart
Senior Vice President,
Chief Financial Officer